Exhibit 15.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-226422 and 333-227692) of MorphoSys AG of our report dated March 13, 2019 relating to the financial statements, which appears in this Form 20-F.

Munich, Germany

March 13, 2019

PricewaterhouseCoopers GmbH

Wirtschaftsprüfungsgesellschaft

/s/ Stefano Mulas Wirtschaftsprüfer (German Public Auditor)	/s/ Holger Lutz Wirtschaftsprüfer (German Public Auditor)